Exhibit 10.12

            TWO RIVER COMMUNITY BANK NON-QUALIFIED STOCK OPTION PLAN

SECTION 1. General Purpose of Plan

The name of this plan is the Two River Community Bank Non-qualified Stock Option Plan (the "Plan"). The purpose of the Plan is to enable Two River Community Bank (the "Bank") to attract, retain and motivate directors and employees who contribute to the success of the Bank by their skill, experience, ability, diligence and industry, and to provide such individuals with the meaningful opportunity to participate in the long-term success and growth of the Bank by giving them a proprietary interest in the Bank.

SECTION 2. Definitions

As used in this Plan, the following terms have the meanings set forth below. The singular includes the plural, and the masculine gender includes the feminine gender, and vice versa, as the context may require. The word "person" includes any natural person and any corporation, firm, partnership, or other form of association.

(a) "Board" shall mean the Bank's Board of Directors.
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(b) "Change of Control" shall mean any of the following:
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(i) The  acquisition of nominal or beneficial  ownership of at least twenty five percent (25%) of the Stock, or all or substantially all of the assets of the Bank, by a single person, a single entity or a group of persons or entities acting in concert, in a single transaction or a series of transactions the intention or effect of which is to culminate in an acquisition of Stock or assets which comes within the description of this sentence;

(ii) The merger, consolidation or combination of the Bank with an unaffiliated corporation in which the Directors immediately prior to such transaction constitute less than a majority of the board of directors of the surviving new or combined entity in such transaction;

(iii) The transfer of all or substantially all of the Bank's assets to an unaffiliated corporation;

(iv) The election to the Board during any consecutive three-year period of a group of individuals constituting a majority of the Board who were not serving as directors immediately prior to such consecutive three-year period; provided that any new director whose election was approved by a majority of the Board prior to his or her election shall be disregarded for this purpose.

(c) "Committee" means the Compensation Committee of the Board, to which the Board has delegated the authority to administer the Plan.

(d) "Director" shall mean an individual duly elected to serve as a member of the Board.

(e) "Disability" shall mean the permanent disability of a Participant or the failure of a Participant to perform substantially all of the services to the Bank performed by the Participant prior to such failure for a period of six months commencing with the first date of such failure for reasons other

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than Voluntary or Involuntary Termination, Termination for Misconduct, death, or approved retirement.

(f) "Employee" shall mean a person in the employ, under common law, of the Bank.

(g) "Grant" shall mean the award of a Stock Option to a Participant.

(h) "Grant Date" shall mean the date on which an option is awarded to an eligible Participant under this Plan notwithstanding any initial prohibition against exercise.

(i) "Involuntary Termination" shall mean separation from service as an Employee or Director at the request or demand of the Bank for any reason other than Misconduct, and shall not include a separation from service by reason of retirement, death or Disability.

(j) "Misconduct" shall mean the willful and continued failure by the Participant to perform the Participant's duties for the Bank after a warning in writing from the Committee specifically identifying any such failure; the willful participation by the Participant in an act which causes material injury to the Bank as specified in a written notice from the Committee; conviction of a felony or other crime (other than a traffic violation); or excessive absenteeism (other than for illness), after a warning in writing from the Committee. No act or failure to act on the part of a Participant shall be considered to be willful unless done, or omitted to be done, without good faith and without the reasonable belief that the action or omission was in the best interest of the Bank.

(k) "Participant" shall mean a Director or Employee who has received a Grant under this plan.

(1) "Stated Expiration Date" shall mean the date set forth in a Stock Option Agreement on which the related Stock Option expires absent the Participant's termination of service to the Bank.

(m) "Stock" shall mean the Common Stock of the Bank, par value $5.00.
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(n) "Stock Option" shall mean a right to purchase Stock.
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(o) "Stock  Option  Price"  shall mean the  purchase  price for a share of Stock subject to a particular Stock Option.

(p) "Qualified Person" means a living Participant's legal guardian or legal representative, or a deceased Participant's heir or legatee, as the case may be, who has a legal right to or in respect of an Option held by that Participant

(q) "Share" means a share of Common Stock.
     -----

(r) "Voluntary Termination" shall mean a termination of service as an Employee or Director which is not an Involuntary Termination, a termination for Misconduct, a termination by reason of death, a termination by reason of retirement approved by the Bank (but shall include a termination by reason of retirement which is not approved by the Bank), or a termination by reason of Disability.

SECTION 3. Administration
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3.01 The Committee. The Plan shall he administered by the Committee.
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

3.02 Committee Authority. Except as otherwise specifically provided in the Plan, the Committee shall have full and final authority in its sole discretion to grant Stock Options to eligible Participants pursuant to the terms of the Plan. The Committee shall also have the conclusive authority to:

(i) interpret provisions of the Plan and decide all questions of fact arising in its application;

(ii) make all other determinations necessary or advisable for the administration of the Plan;

(iii) authorize any of its members to execute and deliver documents on behalf of the Committee;

(iv) make all determinations with respect to those Directors and Employees to whom Stock Options are to be granted, the number of Shares with respect to which Stock Options are to be granted to each such Director and Employee, and the particular terms of such Stock Options, all of which shall be subject to approval and ratification by the Board of Directors. However, the Committee shall not have authority to take action inconsistent with other provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith.

SECTION 4. Shares Subject to the Plan
           --------------------------

4.01 Number of Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 63,500 Shares.

4.02 Expiration and Cancellation. If a Stock Option granted under the Plan expires, is terminated, or is otherwise canceled before exercise, the related shares of Common Stock shall not apply toward the limits provided in Section
4.01. If the Shares issued or granted under this Plan are forfeited, canceled, terminated, or reacquired by the Bank, those forfeited, canceled, terminated or reacquired Shares shall not apply toward the limits provided in Section 4.01 and shall be available again for grants hereunder.

SECTION 5. Stock Option Agreements and Exercise Thereof
           --------------------------------------------

5.01 Agreement. Each Grant shall be evidenced by a written Stock Option agreement which shall specify the number of shares of Stock available for purchase, the Stock Option Price pertaining to such Grant, the Stated Expiration Date of the Stock Option, that the Stock Option is not transferable except pursuant to the laws of descent and distribution on the death of the Participant, that during the Participant's lifetime the Stock Option is exercisable only by the Participant or, in the event of the Participant's Disability, for the Participant by the Participant's Qualified Person. The agreement shall contain such other provisions as the Committee deems to be necessary or appropriate.

5.02 Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Bank (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Bank may designate. The notice shall identify the number of Stock Options being exercised and shall contain such other information and terms as the Committee may require. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, by delivery of previously acquired Shares having a Fair Market Value equal on the date of exercise to the cash exercise price of the Stock Option, or (c) at the discretion of the Committee, by a combination of (a) and (b) above. As soon as practicable after receipt of the written notice, the Bank shall deliver to the person exercising the Stock Option one or more certificates for the Shares.


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

SECTION 6. Stock Option Price
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The Stock  Option  Price shall be equal to the Fair  Market  Value of a share of
Stock on the Grant Date. Whenever "Fair Market Value" of the Common Stock is to be determined for purposes of this Plan, it shall be conclusively determined by the Committee, which may use all or any combination of the bid price last quoted by a reputable brokerage firm on such Grant Date; an independent third party assessment of the fair market value of the Stock; and the prices at which the most recent transactions in the Common Stock have been effected. In no event shall any Option be granted for less than the par value of the Bank's Stock

SECTION 7 Grants
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7.01 General. Grants may be made from time to time by the Committee to Directors and Employees in the exercise of its discretion in all respects, subject to approval and ratification by the Board of Directors.

SECTION 8. Vesting of Stock Options
           ------------------------

The vesting of Stock Options shall be determined by the Committee and shall be a date and/or event(s) specified by the Committee with respect to each Stock Option, provided that such date or event is not before the Grant Date for that Stock Option. In the absence of an express statement by the Committee as to the vesting of any particular Stock Option, such Option shall vest immediately on the Grant Date with respect to one third (1/3) of the Stock covered by the Option, and an additional one third (1/3) on each anniversary date of the Grant Date of such Option. Except as described in this provision, no other vesting schedule has been established and any future vesting of Stock Options, or any particular Stock Option shall be determined in the sole discretion of the Committee.

SECTION 9. Duration and Time For Exercise of Stock Options
           -----------------------------------------------

The Grant Date of a Stock Option shall be the date specified by the Committee, provided that such date shall not be before the date on which the Stock Option is actually granted. The term of each Stock Option shall be determined by the Committee, as memorialized in the Stock Option agreement, but shall not exceed ten (10) years from the date of grant. Each Stock Option shall become exercisable at such time or times in such amount or amounts during its term as shall be determined by the Committee at the time of grant, as memorialized in the Stock Option agreement. The Committee may accelerate the date on which any Stock Option can be exercised. Unless otherwise specified by the Committee, once a Stock Option becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

SECTION 10. Expirations and Forfeiture of Stock Options
            -------------------------------------------

Notwithstanding the Stated Expiration Date of a particular Stock Option or those terms which relate to its exercise or vesting, all as set forth in a Stock Option agreement, the related Stock Option shall expire and be subject to forfeiture in accordance with the terms of this Section 10 upon the occurrence of any of the following events:

      If the Participant is terminated by the Bank as a Director or Officer by reason of Misconduct, all Stock Options held by the Participant shall terminate ipso facto, and shall be immediately forfeited in their entirety as to their vested and unvested portions;


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

      If the Participant's service as a Director or Employee of the Bank terminates by reason of the Participant's death, Disability, or retirement with the prior approval of the Bank, all Stock Options held by the Participant or the Participant's Qualified Person shall become fully exercisable, vested and non-forfeitable, and shall expire on a date which is the earlier of the stated expiration date of such Stock Options or one hundred eighty (180) days from the Participant's termination of service with the Bank;

      If the Participant's service as a Director or Employee of the Bank terminates in a Voluntary Termination, the unvested portion of all Stock Options held by the Participant on the date of such Voluntary Termination shall be forfeited, and the vested portion shall become fully exercisable and shall expire on a date which is the earlier of the stated expiration date of such Stock Options or one hundred eighty (180) days from the Participant's termination of service with the Bank;

      If the Participant's service as a Director or Employee of the Bank terminates in an Involuntary Termination, the unvested portion of all Stock Options held by the Participant on the date of such Involuntary Termination shall be forfeited, and the vested portion shall become fully exercisable and shall expire on a date which is the earlier of the stated expiration date of such Stock Options or ninety (90) days from the Participant's termination of service with the Bank;

      Notwithstanding the foregoing terms, if the Participant's service as a Director or Employee of the Bank or any successor to the Bank terminates within two (2) years after any Change in Control for any reason other than Misconduct, all Stock Options held by the Participant or the Participant's Qualified Person shall become fully vested and non-forfeitable upon such termination of service, and shall expire on the stated expiration date of such Stock Options.

      No Stock Option granted under the Plan shall provide for the payment of cash to any Director or Employee upon its cancellation.

SECTION 11. Stock Option Adjustments
            ------------------------

The aggregate number of shares of Stock with respect to which Stock Options may be granted, the aggregate number of shares of Stock subject to each outstanding Stock Option, and the Stock Option Price of each outstanding Stock Option shall be appropriately adjusted for any increase or decrease in the number of shares of issued Stock resulting from a division or consolidation of shares, whether through a reorganization, recapitalization, stock split, stock distribution or combination of shares outstanding effected without receipt of consideration by the Bank to the extent practical.

SECTION 12. Amendment to the Plan
            ---------------------

To the extent consistent with applicable law, the Board may amend this Plan from time to time (including amendment to terminate the Plan) at is discretion. However, no amendment shall adversely affect any outstanding Stock Option without the consent of the Participant.

SECTION 13. General Provisions
            ------------------

13.01 Effective Date. This Plan shall be effective as of the date of its approval by the shareholders of the Bank, in accordance with any applicable laws. If shareholder approval is not obtained within one year following the date the Plan is approved by the Board, the plan and any


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

Stock Options awarded by the Committee in anticipation of its adoption shall be null and void, ab initio.
               ---------

13.02 Duration. Unless the Plan is terminated earlier, the Plan shall expire ten
(10) years from the date on which the Plan is duly approved by the shareholders of the Bank. No Stock Option rights under the Plan shall be granted thereafter. The Board, without further approval of the Bank's shareholders, may at any time before that date terminate the Plan. After termination of the Plan, no further Stock Options may be granted under the Plan. Stock Options granted before any such termination shall continue to be exercisable in accordance with the terms of the Option.

13.03 Non-Transferability of Stock Options; Exercise by Participant. No Stock Option may be sold, pledged, assigned, encumbered, disposed of or otherwise transferred other than by will or the laws of descent and distribution. The Bank shall not be required to recognize any attempted disposition by any Participant. During a Participant's lifetime, such Participant's Stock Options are only exercisable by such Participant or, in the event of the Participant's incapacity, the Participant's Qualified Person.

13.04 Compliance with Law. The Bank may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Shares issuable or issued under any Stock Option or this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition to or in connection with, the award of any incentive, the issuance of Shares under this Plan, or the removal of any restrictions imposed on such Shares. If the Bank makes such a determination, the Stock Option shall not be awarded and the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Bank. The Bank's obligation to sell or issue Shares under this Plan is subject to the compliance with all applicable laws and regulations. The Committee, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

13.05 Withholding. The Bank shall have the right to withhold from any payments made under the Plan or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law.

13.06 No Right to Continued Employment. No Participant under the Plan shall have any implied right to continue as a Director or Employee of the Bank for any period of time because of his or her participation in the Plan.

13.07 No Right as Shareholder. No Participant or Qualified Person shall have the rights of a shareholder with respect to the Shares covered by a Stock Option unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

13.08 Acceleration; Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (i) the Bank experiences a Change of Control, or
(ii) the Bank adopts a plan of complete liquidation, then (A) all Stock Options granted hereunder shall be fully exercisable upon the consummation of such event and (B) the Bank may, in the exercise of its sole discretion, give a Participant written notice thereof requiring such Participant either (1) to


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

exercise his or her Stock Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, (2) in the event of a merger or consolidation in which shareholders of the Bank will receive shares of another corporation, to agree to convert his or her Stock Options into comparable options to acquire such shares,
(3) in the event of a merger or consolidation in which shareholders of the Bank will receive cash or other property (other than capital stock), to agree to convert his or her Stock Options into such consideration (in an amount representing the appreciation over the exercise price of such Stock Options) or
(4) to surrender such Stock Options or any unexercised portion thereof. Any Stock Options as to which the Bank does not issue a notice of the type described in the foregoing sentence shall remain subject to all of the terms and conditions of this Plan and the Option Agreement, including, but not limited to, the terms and conditions of Section 10 of this Plan.

13.09 Fractional and Minimum Shares. In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval. The Committee may specify a minimum number of Shares for which each Stock Option must be exercised.

13.10 Application of Funds. The proceeds received by the Bank from the sale of Shares under the Plan shall be used for general corporate purposes.

13.11 Other Incentives and Plans. Nothing in this Plan shall prohibit any member of the Board from establishing other employee incentives and plans.

13.12 Investment Letter. If required by the Committee, each Participant shall agree to execute a statement directed to the Bank, upon each and every exercise by such Participant of any Stock Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the distribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933 and all applicable state securities laws, or (2) exempt from such registration in the opinion of Bank counsel. If required by the Committee, certificates representing share of Common Stock issued upon exercise of Stock Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

13.13 Governing Law. The validity and construction of the Plan and of each agreement evidencing Incentives shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.


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